Exhibit 8.1

List of Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 20261

Taobao (China) Software Co., Ltd. (PRC)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Alibaba (China) Technology Co., Ltd. (PRC)

Hangzhou Haoyue Enterprise Management Co., Ltd. (PRC)

Alibaba (China) Co., Ltd. (PRC)

Alibaba Cloud Computing Ltd. (PRC)

Alibaba Cloud (Shanghai) Information Technology Co., Ltd. (PRC)

Shanghai Hema Network Technology Co., Ltd. (PRC)

Hangzhou Orange Shield Information Technology Co., Ltd. (PRC)

Alibaba Cloud Computing (Zhangbei) Co., Ltd. (PRC)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Hangzhou AliCloud Apsara Information Technology Co., Ltd. (PRC)

Youku Information Technology (Beijing) Co., Ltd. (PRC)

Alibaba (Chengdu) Software & Technology Co., Ltd. (PRC)

Hangzhou Alibaba Venture Capital Management Co., Ltd. (PRC)

Zhangjiakou Tmall Youpin E-Commerce Co., Ltd. (PRC)

Alibaba Information Port (Jiangsu) Co., Ltd. (PRC)

Beijing Chuanfu Yunxi Technology Co., Ltd. (PRC)

SHENZHEN ONETOUCH BUSINESS SERVICE LTD. (PRC)

Alibaba Information Port (Wulanchabu) Co., Ltd. (PRC)

Chuanli Technology (Hangzhou) Co., Ltd. (PRC)

Chuanyun Network Technology (Nanjing) Co., Ltd. (PRC)

Yidian Lingxi Information Technology (Guangzhou) Co., Ltd. (PRC)

Shanghai Hongyi Information Technology Co., Ltd. (PRC)

Alibaba Cloud Southwest Information Technology Co., Ltd. (PRC)

Tongyi Yunqi (Hangzhou) Information Technology Co., Ltd. (PRC)

Rajax Network Technology (Shanghai) Co., Ltd. (PRC)

Beijing Youku Technology Co., Ltd. (PRC)

Alibaba Cloud (Beijing) Technology Co., Ltd. (PRC)

Wuhan Chuanbo Technology Co., Ltd. (PRC)

Alibaba Information Port (Guangdong) Co., Ltd. (PRC)

Beijing Damai Cultural Media Development Co., Ltd. (PRC)

Zhejiang Haochao Network Technology Co., Ltd. (PRC)

Shanghai Taocaicai E-Commerce Co., Ltd. (PRC)

Beijing Chuanfu Xingyun Technology Co., Ltd. (PRC)

Hangzhou Alimama Software Services Co., Ltd. (PRC)

Orange Cloud Xiangyu (Shanghai) Digital Technology Co., Ltd. (PRC)

Youku Internet Technology (Beijing) Co., Ltd. (PRC)

Centennial Yunqi (Shanghai) Network Technology Co., Ltd. (PRC)

Zhejiang Tmall Supply Chain Management Co., Ltd. (PRC)

Shanghai Hema Logistics Network Co., Ltd. (PRC)

Nanjing Hema Network Technology Co., Ltd. (PRC)

Alibaba Health Pharmaceutical Chain Co., Ltd. (PRC)

Nantong Haimen Jucheng Cloud Electronic Technology Co., Ltd. (PRC)

Beijing Hema Network Technology Co., Ltd. (PRC)

Hangzhou Today Store Supply Chain Management Co., Ltd. (PRC)

1 Other subsidiaries and consolidated entities of Alibaba Group Holding Limited have been omitted because, in the aggregate, they would not be a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X as of the end of the fiscal year covered by this report. The English names of the PRC companies are translations for reference only.

Shanghai Fengniao Biying Information Technology Co., Ltd. (PRC)

Beijing Easy Travel Co., Ltd. (PRC)

Guangzhou UCWeb Computer Technology Co., Ltd. (PRC)

Hangzhou Yangcheng Electronic Commerce Co., Ltd. (PRC)

Hangzhou Haochao E-Commerce Co., Ltd. (PRC)

Alibaba (Shanghai) Co., Ltd. (PRC)

Wuhan Haochao E-Commerce Co., Ltd. (PRC)

Nanjing Haochao E-Commerce Co., Ltd. (PRC)

Chengdu Haochao E-Commerce Co., Ltd. (PRC)

Guangzhou Haochao E-Commerce Co., Ltd. (PRC)

Jiaxing Haochao E-Commerce Co., Ltd. (PRC)

Alibaba Jiangsu Information Technology Co., Ltd. (PRC)

Alibaba Cloud Yangtze River Delta (Jiashan) Information Technology Co., Ltd. (PRC)

Beijing Chuanfu Yunyu Technology Co., Ltd. (PRC)

Chuan'Xi Technology (Shanghai) Co., Ltd. (PRC)

Chuanfu (Guangzhou) Information Technology Co., Ltd. (PRC)

Hangzhou Chuanyu Yunhong Technology Co., Ltd. (PRC)

Zhejiang Fliggy Network Technology Co., Ltd. (PRC)

Alibaba Cloud Apsara (Hangzhou) Cloud Computing Technology Co., Ltd. (PRC)

AliCloud Zhixin (Shanghai) Information Technology Co., Ltd. (PRC)

Alibaba Health Technology (China) Co., Ltd. (PRC)

Chuanjia Technology (Hangzhou) Co., Ltd. (PRC)

Zhejiang Alibaba Cloud Computing Ltd. (PRC)

Hangzhou Xintou Information Technology Co., Ltd. (PRC)

Hangzhou Alibaba Zetai Information Technology Co., Ltd. (PRC)

Shanghai Haochao E-commerce Co., Ltd. (PRC)

Shenzhen Haochao E-Commerce Co., Ltd. (PRC)

Shanghai Taobao&Tmall Enterprise Management Co., Ltd. (PRC)

Zhejiang Tmall Network Co., Ltd. (PRC)

Zhejiang Taobao Network Co., Ltd. (PRC)

Hujing Culture Entertainment (Beijing) Co, Ltd. (PRC)

Shanghai Rajax Information Technology Co., Ltd. (PRC)

Zhejiang Diantao Good Things Network Co., Ltd. (PRC)

Alibaba (Hainan) Co., Ltd. (PRC)

Hangzhou Duoxiang Network Technology Co., Ltd. (PRC)

Xi'an Hema Network Technology Co., Ltd. (PRC)

Alibaba (Beijing) Software Services Co., Ltd. (PRC)

Alibaba Health Technology (Hainan) Co., Ltd. (PRC)

DingTalk (China) Information Technology Co., Ltd. (PRC)

Shenzhen Alibaba Cloud Computing Technology Co., Ltd. (PRC)

Chuanhong Technology (Hangzhou) Co., Ltd. (PRC)

Chuanxi Technology (Shanghai) Co., Ltd. (PRC)

Hangzhou Alibaba Network Technology Co., Ltd. (PRC)

Hangzhou Hema Network Technology Co., Ltd. (PRC)

Shenzhen Xiaoman Technology Limited (PRC)

Zhejiang Koubei Network Technology Co., Ltd. (PRC)

Chuanfu Real Estate (Shanghai) Co., Ltd. (PRC)

Chuanyi (Hangzhou) Technology Co., Ltd. (PRC)

Chuancheng Technology (Shanghai) Co., Ltd. (PRC)

Shenzhen OneTouch Commercial Factoring Co., Ltd. (PRC)

Hangzhou Beilang Information Technology Co., Ltd. (PRC)

Beijing Chuanfu Yuntian Technology Co., Ltd. (PRC)

Hangzhou Alibaba International Digital Commerce Co., Ltd. (PRC)

T-Head (Shanghai) Semiconductor Co., Ltd. (PRC)

Amap Software Co., Ltd. (PRC)

Zhejiang Taobao Technology Co., Ltd. (PRC)

Youku Culture Technology (Beijing) Co., Ltd. (PRC)

Hangzhou Zhenxi Investment Management Co., Ltd. (PRC)

Zheijiang Alitrip Investment Co., Ltd. (PRC)

Alibaba Health Medical (Yunan) Co., Ltd. (PRC)

ALIBABA GROUP SERVICES LIMITED (Hong Kong)

Taobao China Holding Limited (Hong Kong)

Alibaba Investment Limited (British Virgin Islands)

ALIBABA CLOUD (SINGAPORE) PRIVATE LIMITED (Singapore)

Alibaba Singapore Holding Private Limited (Singapore)

OneTouch International Limited (Hong Kong)

ALIBABA.COM HONG KONG LIMITED (Hong Kong)

Taobao Holding Limited (Cayman Islands)

ALIBABA HEALTH (HONG KONG) TECHNOLOGY COMPANY LIMITED (Hong Kong)

Alibaba ZT Investment Limited (Hong Kong)

Ali WB Investment Holding Limited (Cayman Islands)

ALIBABA.COM CHINA LIMITED (Hong Kong)

Alibaba.com Singapore E-Commerce Private Limited (Singapore)

Elephant Limited (British Virgin Islands)

Alisoft China Holding Limited (Hong Kong)

Ali CV Investment Holding Limited (Cayman Islands)

Alibaba SJ Investment Limited (British Virgin Islands)

Ali CN Investment Holding Limited (British Virgin Islands)

Des Voeux Investment Company Limited (British Virgin Islands)

Ant Bank (Macao) Limited (Macau)

MICTW Supply Chain Service Singapore Private Limited (Singapore)

HQG, Limited (Hong Kong)

Tmall Global Universal Co., Limited (Hong Kong)

Lingxi Interactive Entertainment Holding Limited (Hong Kong)

ALIBABA SOUTHEAST ASIA HOLDING PRIVATE LIMITED (Singapore)

Cainiao Smart Logistics Network Limited (Cayman Island)

DSM Grup Danismanlik Iletisim ve Satis Tic. A.S. (Türkiye)

Damai Entertainment Holdings Limited (Bermuda Islands)

LAZADA SOUTH EAST ASIA PTE. LTD. (Singapore)

Alibaba.com International (Cayman) Holding Limited (Cayman Islands)

Alibaba Cloud LLC (USA)

Alibaba Group (U.S.) Inc. (USA)

Chuanfu Yunhang Holding Limited (Hong Kong)

Jet Brilliant Limited (Hong Kong)

A-RT Retail Holdings Limited (Hong Kong)

AliExpress International (Netherlands) B.V. (Netherlands)

Cloud Intelligence Limited (Hong Kong)

AliCloud (Germany) GmbH (Germany)

Alibaba Cloud Japan Services Corporation (Japan)

Chuanfu Yunzhan Holding Limited (Hong Kong)

T-Head (Hong Kong) Semiconductor Technology Co., Limited (Hong Kong)

PARTNER CENTURY HOLDINGS LIMITED (Hong Kong)

ALIBABA CLOUD (MALAYSIA) SDN. BHD. (Malaysia)